SLM Student Loan Trust 2005 - 3 Quarterly Servicing Report
Collection Period End Date: 09/30/2005 Distribution Date: 10/25/2005 Collection Period: 07/01/05 - 09/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance				$1,488,764,175.80	($19,176,301.82)	$1,469,587,873.98
	ii	Interest to be Capitalized				2,633,782.11		3,551,699.28

	iii	Total Pool				$1,491,397,957.91		$1,473,139,573.26

	iv	Capitalized Interest				10,000,000.00		10,000,000.00
	v	Add-on Consolidation Loan Account Balance				0.00		0.00
	vi	Specified Reserve Account Balance				3,728,494.89		3,682,848.93

	vii	Total Adjusted Pool				$1,505,126,452.80		$1,486,822,422.19

B	i	Weighted Average Coupon (WAC)				3.540%		3.537%
	ii	Weighted Average Remaining Term				286.72		285.45
	iii	Number of Loans				77,740		76,942
	iv	Number of Borrowers				44,466		43,931
	v	Aggregate Outstanding Principal Balance — T-Bill				$18,339,102		$17,687,006
	vi	Aggregate Outstanding Principal Balance — T-Bill (other) *				$1,348,916		$1,347,684
	vii	Aggregate Outstanding Principal Balance — Commercial Paper				$1,471,709,940		$1,454,104,884

						% of		% of
	Notes			Spread	Balance 7/25/05	O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GNX0	-0.030%	$102,951,934.37	6.776%	$83,442,596.01	5.563%
	ii	A-2 Notes	78442GNY8	0.000%	192,000,000.00	12.637%	192,000,000.00	12.801%
	iii	A-3 Notes	78442GNZ5	0.030%	155,000,000.00	10.202%	155,000,000.00	10.334%
	iv	A-4 Notes	78442GPA8	0.070%	228,000,000.00	15.006%	228,000,000.00	15.202%
	v	A-5 Notes	78442GPB6	0.090%	329,000,000.00	21.654%	329,000,000.00	21.936%
	vi	A-6 Notes	78442GPC4	0.150%	466,424,000.00	30.699%	466,424,000.00	31.098%
	vii	B Notes	78442GPD2	0.150%	45,972,000.00	3.026%	45,972,000.00	3.065%

	viii	Total Notes			$1,519,347,934.37	100.000%	$1,499,838,596.01	100.000%

	Reserve Account						07/25/2005	10/25/2005

D	i	Required Reserve Acct Deposit (%)					0.25%	0.25%

	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)					$3,728,494.89	$3,682,848.93
	iv	Reserve Account Floor Balance ($)					$2,260,922.00	$2,260,922.00
	v	Current Reserve Acct Balance ($)					$3,728,494.89	$3,682,848.93

	Other Accounts						07/25/2005	10/25/2005

E	i	Supplemental Loan Purchase Account					$0.00	$0.00
	ii	Add-on Consolidation Loan Account					$0.00	$0.00
	iii	Capitalized Interest Account					$10,000,000.00	$10,000,000.00

	Asset/Liability						07/25/2005	10/25/2005

F	i	Total Adjusted Pool					$1,505,126,452.80	$1,486,822,422.19
	ii	Total Outstanding Balance Notes					$1,519,347,934.37	$1,499,838,596.01
	iii	Difference					$(14,221,481.57)	$(13,016,173.82)
	iv	Parity Ratio					0.99064	0.99132

*	See pg S-31 of the prospectus supplement for more information on this category.

II. 2005-3 Transactions from: 07/01/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$20,716,632.70
	ii	Principal Collections from Guarantor	845,142.56
	iii	Principal Reimbursements	933,211.37
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$22,494,986.63

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$26.69
	ii	Capitalized Interest	(3,318,711.50)

	iii	Total Non-Cash Principal Activity	$(3,318,684.81)

C	Student Loan Principal Purchases		$—

D	Total Student Loan Principal Activity		$19,176,301.82

E	Student Loan Interest Activity
	i	Regular Interest Collections	$8,075,281.63
	ii	Interest Claims Received from Guarantors	17,975.90
	iii	Collection Fees/Returned Items	7,112.72
	iv	Late Fee Reimbursements	70,163.65
	v	Interest Reimbursements	8,537.27
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	7,803,573.37
	viii	Subsidy Payments	655,934.04

	ix	Total Interest Collections	$16,638,578.58

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(104.30)
	ii	Capitalized Interest	3,318,711.50

	iii	Total Non-Cash Interest Adjustments	$3,318,607.20

G	Student Loan Interest Purchases		$—

H	Total Student Loan Interest Activity		$19,957,185.78

I	Non-Reimbursable Losses During Collection Period		$0.00

J	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-3 Collection Account Activity 07/01/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$9,333,889.75
	ii	Consolidation Principal Payments	12,227,885.51
	iii	Reimbursements by Seller	(124,759.68)
	iv	Borrower Benefits Reimbursements	1,738.15
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	1,056,232.90

	vii	Total Principal Collections	$22,494,986.63

B	Interest Collections
	i	Interest Payments Received	$16,488,557.74
	ii	Consolidation Interest Payments	64,207.20
	iii	Reimbursements by Seller	455.44
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	40.59
	vi	Re-purchased Interest	8,041.24
	vii	Collection Fees/Return Items	7,112.72
	viii	Late Fees	70,163.65

	ix	Total Interest Collections	$16,638,578.58

C	Other Reimbursements		$216,136.02

D	Reserves in Excess of the Requirement		$45,645.96

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$352,126.53

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$0.00

J	Excess Transferred from Add-on Consolidation Loan Account		$0.00

K	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$39,747,473.72

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,236,676.81)
		Consolidation Loan Rebate Fees	$(3,878,566.57)

L	NET AVAILABLE FUNDS		$34,632,230.34

M	Servicing Fees Due for Current Period		$613,886.60

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$633,886.60

IV. 2005-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	3.448%	3.447%	57,947	54,077	74.539%	70.283%	$998,601,235.76	$935,737,443.72	67.076%	63.673%
31-60 Days Delinquent	4.163%	4.056%	1,571	1,595	2.021%	2.073%	24,275,745.36	24,139,586.93	1.631%	1.643%
61-90 Days Delinquent	4.277%	4.155%	719	797	0.925%	1.036%	10,495,636.48	11,911,952.73	0.705%	0.811%
91-120 Days Delinquent	5.137%	4.491%	422	451	0.543%	0.586%	5,756,897.46	6,625,602.92	0.387%	0.451%
> 120 Days Delinquent	4.762%	4.857%	1,501	1,175	1.931%	1.527%	19,682,244.83	16,385,776.83	1.322%	1.115%

Deferment
Current	3.332%	3.324%	7,430	8,823	9.557%	11.467%	225,017,114.62	242,009,313.22	15.114%	16.468%

Forbearance
Current	3.930%	3.912%	8,119	9,992	10.444%	12.986%	204,276,832.38	232,314,087.48	13.721%	15.808%

TOTAL REPAYMENT	3.538%	3.537%	77,709	76,910	99.960%	99.958%	$1,488,105,706.89	$1,469,123,763.83	99.956%	99.968%
Claims in Process (1)	6.827%	5.737%	31	32	0.040%	0.042%	$658,468.91	$464,110.15	0.044%	0.032%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.540%	3.537%	77,740	76,942	100.000%	100.000%	$1,488,764,175.80	$1,469,587,873.98	100.000%	100.000%

V. 2005-3 Interest Accruals and Swap Calculations

A	Borrower Interest Accrued During Collection Period		$12,158,361.00
B	Interest Subsidy Payments Accrued During Collection Period		784,513.24
C	SAP Payments Accrued During Collection Period		10,687,620.80
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)		352,126.53
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Consolidation Loan Rebate Fees		(3,878,566.57)

G	Net Expected Interest Collections		$20,104,055.00

H	Interest Rate Cap		Cap

	i	Cap Notional Amount	$865,000,000.00

	ii	Libor (Interpolated first period)	3.65000%
	iii	Cap %	6.00000%

	iv	Excess Over Cap ( ii-iii )	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VI. 2005-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.009251111	7/25/05 - 10/25/05	3.62000%
B	Class A-2 Interest Rate	0.009327778	7/25/05 - 10/25/05	3.65000%
C	Class A-3 Interest Rate	0.009404444	7/25/05 - 10/25/05	3.68000%
D	Class A-4 Interest Rate	0.009506667	7/25/05 - 10/25/05	3.72000%
E	Class A-5 Interest Rate	0.009557778	7/25/05 - 10/25/05	3.74000%
F	Class A-6 Interest Rate	0.009711111	7/25/05 - 10/25/05	3.80000%
G	Class B Interest Rate	0.009711111	7/25/05 - 10/25/05	3.80000%

VII. 2005-3 Inputs From Prior Period 6/30/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,488,764,175.80
	ii	Interest To Be Capitalized	2,633,782.11

	iii	Total Pool	$1,491,397,957.91
	iv	Capitalized Interest	10,000,000.00
	v	Add-on Consolidation Loan Account Balance	0.00
	vi	Specified Reserve Account Balance	3,728,494.89

	vii	Total Adjusted Pool	$1,505,126,452.80

B	Total Note and Certificate Factor		0.991485187
C	Total Note Balance		$1,519,347,934.37

D	Note Balance 07/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.887516676	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$102,951,934.37	$192,000,000.00	$155,000,000.00	$228,000,000.00	$329,000,000.00	$466,424,000.00	$45,972,000.00

	iii	Note Principal Shortfall	$14,221,481.57	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$3,728,494.89
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2005-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$34,632,230.34	$34,632,230.34

B	Primary Servicing Fees — Current Month		$613,886.60	$34,018,343.74

C	Administration Fee		$20,000.00	$33,998,343.74

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$952,419.78	$33,045,923.96
	ii	Class A-2	$1,790,933.33	$31,254,990.63
	iii	Class A-3	$1,457,688.89	$29,797,301.74
	iv	Class A-4	$2,167,520.00	$27,629,781.74
	v	Class A-5	$3,144,508.89	$24,485,272.85
	vi	Class A-6	$4,529,495.29	$19,955,777.56

	vii	Total Class A Interest Distribution	$14,042,566.18

E	Class B Noteholders’ Interest Distribution Amount		$446,439.20	$19,509,338.36

F	Class A Noteholders’ Principal Distribution Amounts
	i	Class A-1	$19,509,338.36	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00
	vi	Class A-6	$0.00	$0.00

	vii	Total Class A Principal Distribution	$19,509,338.36

G	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

H	Increase to the Specified Reserve Account Balance		$0.00	$0.00

I	Carryover Servicing Fees		$0.00	$0.00

J	Excess to Certificateholder		$0.00	$0.00

IX. 2005-3 Account Reconciliations

Reserve Account
i	Beginning Balance	$3,728,494.89
ii	Deposits to correct Shortfall	$0.00
iii	Total Reserve Account Balance Available	$3,728,494.89
iv	Required Reserve Account Balance	$3,682,848.93

v	Shortfall Carried to Next Period	$0.00
vi	Excess Reserve - Release to Waterfall	$45,645.96
vii	Ending Reserve Account Balance	$3,682,848.93

Supplemental Loan Purchase Account
i	Beginning Balance	$0.00
ii	Supplemental Loan Purchases	$0.00
iii	Transfers to Collection Account	$0.00

iv	Ending Balance	$0.00

Add-on Consolidation Loan Account
Consolidation Loan Add-on Period end date		06/30/2005
i	Beginning Balance	$0.00
ii	Add-on Loans Funded	$0.00
iii	Transfers to Collection Account	$0.00

iv	Ending Balance	$0.00

Capitalized Interest Account
Capitalized Interest Account release date		07/25/2006
i	Beginning Balance	$10,000,000.00
ii	Transfers to Collection Account	$0.00

iii	Ending Balance	$10,000,000.00

X. 2005-3 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 4/25/2011 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

XI. 2005-3 Distributions and Account Reconciliations

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due	$952,419.78	$1,790,933.33	$1,457,688.89	$2,167,520.00	$3,144,508.89	$4,529,495.29	$446,439.20
	ii	Quarterly Interest Paid	952,419.78	1,790,933.33	1,457,688.89	2,167,520.00	3,144,508.89	4,529,495.29	446,439.20

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$32,525,512.18	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	19,509,338.36	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$13,016,173.82	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$20,461,758.14	$1,790,933.33	$1,457,688.89	$2,167,520.00	$3,144,508.89	$4,529,495.29	$446,439.20

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05	$1,519,347,934.37
	ii	Adjusted Pool Balance 9/30/05	1,486,822,422.19

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$32,525,512.18

	iv	Adjusted Pool Balance 7/1/05	$1,505,126,452.80
	v	Adjusted Pool Balance 9/30/05	1,486,822,422.19

	vi	Current Principal Due (iv-v)	$18,304,030.61
	vii	Prior Period Note Principal Shortfall	14,221,481.57

	viii	Principal Distribution Amount (vi+vii)	$32,525,512.18

	ix	Principal Distribution Amount Paid	$19,509,338.36

	x	Principal Shortfall (viii-ix)	$13,016,173.82

C		Total Principal Distribution	$19,509,338.36
D		Total Interest Distribution	14,489,005.38

E		Total Cash Distributions	$33,998,343.74

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GNX0	$102,951,934.37		$83,442,596.01
		A-1 Note Pool Factor		0.887516676	0.168183951	0.719332724

	ii	A-2 Note Balance	78442GNY8	$192,000,000.00		$192,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GNZ5	$155,000,000.00		$155,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GPA8	$228,000,000.00		$228,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GPB6	$329,000,000.00		$329,000,000.00
		A-5 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vi	A-6 Note Balance	78442GPC4	$466,424,000.00		$466,424,000.00
		A-6 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vii	B Note Balance	78442GPD2	$45,972,000.00		$45,972,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2005-3 Historical Pool Information

			07/01/05-09/30/05	4/13/05-6/30/05

Beginning Student Loan Portfolio Balance			$1,488,764,175.80	$1,500,244,512.30

	Student Loan Principal Activity
	i	Regular Principal Collections	$20,716,632.70	$17,318,605.42
	ii	Principal Collections from Guarantor	845,142.56	724,991.45
	iii	Principal Reimbursements	933,211.37	1,462,182.83
	iv	Other System Adjustments	0.00	0.00

	v	Total Principal Collections	$22,494,986.63	$19,505,779.70
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$26.69	$1,029.83
	ii	Capitalized Interest	(3,318,711.50)	(3,078,847.35)

	iii	Total Non-Cash Principal Activity	$(3,318,684.81)	$(3,077,817.52)

	Student Loan Principal Purchases		$—	$(4,947,625.68)

(-)	Total Student Loan Principal Activity		$19,176,301.82	$11,480,336.50

	Student Loan Interest Activity
	i	Regular Interest Collections	$8,075,281.63	$7,158,902.99
	ii	Interest Claims Received from Guarantors	17,975.90	11,217.74
	iii	Collection Fees/Returned Items	7,112.72	384.09
	iv	Late Fee Reimbursements	70,163.65	56,242.16
	v	Interest Reimbursements	8,537.27	5,453.31
	vi	Other System Adjustments	0.00	0.00
	vii	Special Allowance Payments	7,803,573.37	0.00
	viii	Subsidy Payments	655,934.04	0.00

	ix	Total Interest Collections	$16,638,578.58	$7,232,200.29

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(104.30)	$(1,017.55)
	ii	Capitalized Interest	3,318,711.50	3,078,847.35

	iii	Total Non-Cash Interest Adjustments	$3,318,607.20	$3,077,829.80

	Student Loan Interest Purchases		$—	$(3,654,449.21)

	Total Student Loan Interest Activity		$19,957,185.78	$6,655,580.88

(=)	Ending Student Loan Portfolio Balance		$1,469,587,873.98	$1,488,764,175.80
(+)	Interest to be Capitalized		$3,551,699.28	$2,633,782.11

(=)	TOTAL POOL		$1,473,139,573.26	$1,491,397,957.91

(+)	Capitalized Interest		$10,000,000.00	$10,000,000.00

(+)	Add-on Consolidation Loan Account Balance		$0.00	$0.00

(+)	Reserve Account Balance		$3,682,848.93	$3,728,494.89

(=)	Total Adjusted Pool		$1,486,822,422.19	$1,505,126,452.80

XIII. 2005-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-05	$1,491,397,958	1.79%

Oct-05	$1,473,139,573	2.38%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.